GENERAL DISTRIBUTION AGREEMENT


AGREEMENT, effective commencing on ______________, 2000, between CAPSTONE ASSET PLANNING COMPANY (the "Distributor"), a Delaware corporation having its principal place of business in Houston, Texas and CAPSTONE CHRISTIAN VALUES FUND, INC. (the "Fund") with respect to its Series, the Christian Stewardship Bond Index Fund, the Christian Stewardship Large Cap Equity Index Fund, the Christian Stewardship Small Cap Equity Index Fund and the Christian Stewardship International Index Fund (the "Series").

WHEREAS, the Fund is a Maryland corporation organized under Articles of Incorporation dated May 11, 1992, (the "Articles") and is authorized to divide and classify its shares of beneficial interest into separate series of shares and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company;

WHEREAS, the Series are separate series of the Fund's shares of beneficial interest;

WHEREAS, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

   1. Sale of Shares - The Fund grants to the Distributor the right to sell shares on behalf of the Christian Stewardship Fund Bond Index Fund, the Christian Stewardship Fund Large Cap Equity Index Fund, the Christian Stewardship Fund Small Cap Equity Index Fund and the Christian Stewardship Fund International Index Fund ("Series"), each a series of the Fund, during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended ("1933 Act"), and applicable laws governing the sale of securities in the various states ("Blue Sky Laws") under the following terms and conditions: the Distributor shall have the right to sell, as agent on behalf of the Fund, shares authorized for issue and registered under the 1933 Act.

   2. Sale of Shares by the Fund - The rights granted to the Distributor shall be nonexclusive in that the Fund reserves the right to sell its shares to investors on applications received and accepted by the Fund. Further, the Fund reserves the right to issue shares in connection with the merger or consolidation, or acquisition by the Fund through purchase or otherwise, with any other investment company, trust, or personal holding company.

   3. Shares Covered by this Agreement - This agreement shall apply to unissued shares of the Fund, shares of the Fund held in its treasury in the event that in the discretion of the Fund treasury shares shall be sold, and shares of the Fund repurchased for resale. It shall apply to each series of shares that may be offered by the Fund.

   4. Public Offering Price - Except as otherwise noted in the Fund's current Prospectus, all shares sold to investors by the Distributor or the Fund will be sold at the public offering price of each series. The public offering price for each series, for all accepted subscriptions, will be the net asset value per share of the particular series, as determined in the manner described in the Fund's current Prospectus, plus a sales charge (if any) described in the Fund's current Prospectus for that series. The Fund, on behalf of the respective series, shall in all cases receive the net asset value per share on all sales of each series. If a sales charge is in effect, the Distributor shall have the right, subject to such rules or regulations of the Securities and Exchange Commission as may then be in effect pursuant to Section 22 of the Investment Company Act of 1940, to retain the sales charges or to reallow all or a portion of the sales charge to dealers or to reallow all or a portion of the sales charge to dealers who have sold shares of the Fund. The Distributor may also receive payments from the Fund for distribution-related services pursuant to any plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("1940 Act") that may be adopted by the Fund's Board of Directors.

   5. Suspension of Sales - If and whenever the determination of net asset value for any series is suspended and until such suspension is terminated, no further orders for sales for that series shall be processed by the Distributor except such unconditional orders placed with the Distributor before it had knowledge of the suspension. In addition, the Fund reserves the right to suspend sales of any series and the Distributor's authority to process orders for shares of any series on behalf of the Fund if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund.

   6. Solicitation of Sales - In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for shares of the Fund. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other entities, including other investment companies. This does not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction in which it is not now registered or to maintain its registration in any jurisdiction in which it is now registered.

   7. Authorized Representations - The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the appropriate registration statements or Prospectuses filed with the Securities and Exchange Commission under the 1933 Act (as these registration statements and Prospectuses may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing sales literature or other material as it may be deem appropriate.

   8. Portfolio Securities - Portfolio securities of the Fund may be bought or sold by or through the Distributor, and the Distributor may participate directly or indirectly in brokerage commissions or "spreads" for transactions in portfolio securities of the Fund.

   9. Registration of Shares - The Fund agrees that it will take all action necessary to register shares of each of its series under the 1933 Act (subject to the necessary approval of its shareholders) so that there will be available for sale the number of shares of each series the Distributor may reasonably be expected to sell. The Fund shall make available to the Distributor such number of copies of its currently effective Prospectus as the Distributor may reasonably request. The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares of the Fund.

   10.Expenses  - The Fund  shall pay all fees and  expenses  (a) in  connection with the preparation, setting in type and filing of any registration statement and Prospectus under the 1933 Act and amendments for the issue of its shares, (b) in connection with making notice filings and satisfying other requirements related to the offering and sale of shares of each series in the various states in which the Board of the Fund shall determine it is advisable to offer and sell such shares, (c) of preparing, setting in type, printing and mailing any report or other communication to shareholders of the Fund in their capacity as such, and (d) of preparing, setting in type, printing and mailing Prospectuses sent annually to existing shareholders. Except as may be otherwise provided by any plan pursuant to Rule 12b-1 under the 1940 Act that may be adopted by the Fund's Board of Directors, the Distributor shall pay expenses of (a) printing and distributing any Prospectuses or reports prepared for its use in connection with the offering of the shares for sale to the public, (b) other literature used by the Distributor in connection with such offering, and (c) advertising in connection with such offering. It is recognized by the Fund that Capstone Asset Management Company may reimburse the Distributor for its direct and indirect expenses incurred in the distribution of the Fund's shares.

   11.Indemnification  - The Fund  agrees to  indemnify  and hold  harmless  the
      Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, based upon the grounds that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended), included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, or any other statute or the common law. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the
      Distributor or any person against any liability to the Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with
      respect  to  any  claim  made  against  the   Distributor  or  any  person
      indemnified unless the Distributor or any person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance of sale of any of the shares.

      The Distributor also covenants and agrees that it will indemnify and hold harmless the Fund and each of its Board members and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging that the registration statement, any Prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended), included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Fund or any person indemnified to be deemed to protect the Fund or any person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason or its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of service on any designated agent. However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense or any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and Board and to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the Fund or controlling persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Fund, officers and Board or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.

   12.Acceptance or Rejection of Orders - The  Distributor  shall have the right to accept or reject orders for the purchase of shares of the Fund. Any consideration received in connection with a rejected purchase order will be returned promptly. The Distributor agrees to promptly issue confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the Fund, or, if so directed, to any duly appointed transfer or shareholder servicing agent of the Fund. The net asset value of all shares which are the subject of such confirmations, computed in accordance with the applicable rules under the Investment Company Act of 1940, shall be a liability of the Distributor to the Fund to be paid promptly after receipt of payment from the originating dealer and not later than eleven business days after such confirmation even if the Distributor has not actually received payment from the originating dealer. If the originating dealer should fail to make timely settlement of its purchase order in accordance with the rules of the National Association of Securities Dealers, Inc., the Distributor shall have the right to cancel such purchase order and, at the Distributor's account and risk, to hold responsible the originating dealer. The Distributor agrees to promptly reimburse the Fund for any amount by which the Fund's losses attributable to any such cancellation, or to errors on the part of the Distributor in relation to the effective date of accepted purchase orders, exceed contemporaneous gains realized by the Fund for either of such reasons in respect to other purchase orders. The Fund shall register or cause to be registered all shares sold by the Distributor pursuant to the provisions hereof in such name or names and amounts as the Distributor may request from time to time. All shares of the Fund, when so issued and paid for, shall be fully paid and non-assessable.

   13.Effective Date - This agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force for two (2) years from the effective date and thereafter from year to year, provided continuance as to each particular Fund after the two (2) year period is approved annually by either (i) the vote of a majority of the Board members of the Fund, or by the vote of a majority of the outstanding voting securities of that Fund, and (ii) the vote of a majority of those Board members of the Fund who are not parties to this Agreement or interested persons of any party, cast in person at a meeting called for the purpose of voting on the approval. As used in this paragraph the terms "vote of a majority of the outstanding voting securities" and "interested person," shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

   14.Termination - This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the term "assignment" shall have the respective meaning specified in the Investment Company Act of 1940 as now in effect or as hereafter amended. In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated by either party upon not less than sixty days' prior written notice to the other party.

   15.Notice - Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Fund, at 5847 San Felipe, Suite 4100, Houston, Texas, and if to the Distributor, at 5847 San Felipe, Suite 4100, Houston, Texas.


IN WITNESS, the Fund has executed this instrument in its name and behalf, and its seal affixed, by one of its officers duly authorized, and the Distributor has executed this instrument in its name and behalf, and its corporate seal affixed, by one of its officers duly authorized, as of the day and year above written.


   CAPSTONE CHRISTIAN VALUES FUND, INC.

   By: ____________________________________
   Name: _________________________________
   Title: __________________________________




   CAPSTONE ASSET PLANNING COMPANY



   By: ___________________________________
         President